UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CRONOS GROUP INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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You May Vote Your Proxy By Going To https://www.voteproxyonline.com. Follow The Prompts To Vote Your Shares.

Cronos Group Inc.
111 Peter Street, Suite 300
Toronto Ontario, M5V 2H1
Canada
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
June 25, 2021

Dear Shareholder,
The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Cronos Group Inc. (the “Company”) will be held on Friday, June 25, 2021, at 11:00 AM, Toronto time, via live audio webcast online at https://web.lumiagm.com/226761154; password: cronos2021 (case sensitive).
Proposals to be considered at the Annual Meeting:
(1)the election to the board of directors (the “Board of Directors”) of the Company of the following seven persons: Jason Adler, Kendrick Ashton, Jr., Jody Begley, Murray Garnick, Michael Gorenstein, Heather Newman and James Rudyk;
(2)the adoption of an advisory (non-binding) resolution on the compensation of the Company’s named executive officers; and
(3)the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and to authorize the Board of Directors to fix KPMG LLP’s remuneration.
The Board of Directors recommends a vote “FOR” all nominees under Proposal 1, and “FOR” Proposals 2 and 3.
Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote during the Meeting -
If you plan to attend the virtual online Annual Meeting, you will need your control number to vote electronically during the Annual Meeting. To attend the Annual Meeting, visit: https://web.lumiagm.com/226761154 password: cronos2021
Vote Your Proxy on the Internet: Go to https://www.voteproxyonline.com Have your control number available when you access the above website. Follow the prompts to vote your shares.

Important Notice Regarding the Availability of Proxy Materials
for the 2021 Annual Meeting of Shareholders to be Held on June 25, 2021
We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual meeting of shareholders. Under U.S. Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials, you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

The following proxy materials are available to you to review at https://docs.tsxtrust.com/2221, under our issuer profile at www.sedar.com, on EDGAR at www.sec.gov and on our website at https://thecronosgroup.com:

•the Company’s Annual Report for the year ended December 31, 2020;
•the Company’s 2021 Proxy Statement;
•the Proxy Card; and
•any other materials that are furnished to shareholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Your vote must be received prior to 11:59 PM, Toronto time, on June 23, 2021 or, in the case of any adjournment or postponement, prior to 11:59 PM, Toronto time, on the date that is two business days before the date of the adjourned or postponed meeting.
If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be delivered to you. Please make your request for a copy as instructed below on or before June 16, 2021 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.